UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 18, 2007 (December 12, 2007)

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-51908	87-0578370
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 8, Huaye Road
Dongbang Industrial Park
Changshu, China 518119

(Address of principal executive offices)

(86) 512-52680988
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 12, 2007, Sutor Technology Group Limited (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with the Company’s Chairman, Lifang Chen, and certain accredited investors (collectively, the “Investors”). Under the Purchase Agreement, Ms. Chen agreed to transfer and sell to the Investors 2,000,000 shares of the Company’s common stock owned by her (the “Shares”) at a price per share of $4.25, or an aggregate purchase price of $8.5 million. The parties consummated the transactions contemplated by the Purchase Agreement on December 14, 2007. The Company did not receive the proceeds from the sale of the Shares by Ms. Chen.

Pursuant to the Purchase Agreement, the Company agreed to register the Shares within a pre-defined period and the Company is obligated to file a registration statement under the Securities Act of 1933 covering the resale of the Shares issued to the Investors.

This brief description of the terms of the Purchase Agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements And Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated December 12, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTOR TECHNOLOGY GROUP LIMITED

By: /s/ Liuhua Guo
       Liuhua Guo
       President and Chief Executive Officer

Dated: December 18, 2007

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated December 12, 2007.